                                     SCHEDULE 14a
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   [   X   ]

Filed by a party other than the registrant  [     ]

Check the appropriate box:

[  X  ]  Preliminary proxy statement
[     ]  Confidential, for use of the Commission only (as permitted by Rule
         14a-6(e)(2))
[     ]  Definitive proxy statement
[     ]  Definitive additional materials
[     ]  Soliciting material pursuant to Rule 14a-11c or Rule 14a-12

                              UNAPIX ENTERTAINMENT, INC.
 .............................................................................
                   (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[  X  ]  No fee required.

[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total Fee paid:

[    ]   Fee paid previously with preliminary materials.

[    ]   Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously paid:

(2) Form schedule or registration statement no:

(3) Filing party:


(4) Date filed:

                                                                PRELIMINARY COPY



                             UNAPIX ENTERTAINMENT, INC.

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD OCTOBER 6, 1997


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Unapix Entertainment, Inc. (the "Company") to be held on October 6, 1997 at 10:00 a.m. at the Friar's Club, 57 E. 55th Street, New York, New York 10022, for the following purposes:

     1.   To elect two directors;

     2. To approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock;

     3. To approve, adopt and ratify an amendment to the Company's 1993 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on August 28, 1997 will be entitled to notice of and to vote at the meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                         By Order of the Board of Directors


                         David S. Lawi
                         Secretary

New York, New York
August ____, 1997

                                                                PRELIMINARY COPY



                          UNAPIX ENTERTAINMENT, INC.
                              200 Madison Avenue
                              NEW YORK, NY 10016

                              _________________

                               PROXY STATEMENT
                              ________________


     The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on October 6, 1997 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company.

     The Board of Directors has fixed the close of business on August 28, 1997 as the record date for the meeting. On that date, the Company had outstanding _________________ shares of common stock, $.01 par value ("Common Stock"), and 505,490 shares of Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Only stockholders of record of Common Stock and Preferred Stock A at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock or Preferred Stock A held and may vote in person or by proxy authorized in writing. Except as required by law, Common Stock and Preferred Stock A are required to vote as a single class on all matters submitted to stockholder vote. Holders of the Company's Common Stock and Preferred Stock A have no cumulative voting rights in the election of directors.

     The principal executive offices of the Company are located at 200 Madison Avenue, 24th Floor, New York, New York 10016.

     This Proxy Statement is being mailed to stockholders of the Company on or about August 29, 1997.

                             ELECTION OF DIRECTORS

     In 1993, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. Accordingly, the directors whose terms expire in 1997 are nominees for re-election at the 1997 Annual Meeting of Stockholders to serve until the Annual Meeting of Stockholders in the year 2000, or until their successors are duly elected. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2000 are Messrs. Lawrence Bishop and Walter M. Craig, Jr., who are currently directors of the Company.

     The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the two nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

     The nominees and directors are presented below by class.

                                    DIRECTOR OF         TERM AS
                                    THE COMPANY         DIRECTOR
NAME                       AGE      SINCE               EXPIRES IN
----                       ---      -----------         ----------
Nominees for Director
Lawrence Bishop            52       1993                1997
Walter M. Craig, Jr.       43       1993                1997

Other Directors
David M. Fox               48       1992                1998
Scott Hanock               39       1990                1998
Robert Baruc               46       1995                1998
Herbert M. Pearlman        64       1990                1999
David S. Lawi              62       1990                1999
Martin D. Payson           61       1996                1999

----------------------------------------

PRINCIPAL OCCUPATION OVER THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS OF DIRECTORS.

LAWRENCE BISHOP. Mr. Bishop was elected a Director of the Company in November 1993. Mr. Bishop has been an Executive Vice President of Gray, Seifert & Co., Inc., an investment banking firm, since 1987, and currently is a Director of Synergistics, Inc.

WALTER M. CRAIG, JR. Mr. Craig was elected a Director of the Company in April 1993. He has been the President of The Mezzanine Financial Fund, L.P. ("Mezzanine "), an asset-based lender, since January 1991. Mezzanine provides senior and subordinated debt financing to small and middle market enterprises. He has been President of Professional Financial Services, Inc., a company that factors accounts receivable, since February 1993. Since August 1992, Mr. Craig has served as Executive Vice President and Chief Operating Officer of Helm. Since 1987, he has been a Director of Seitel. Since 1993 he has been a director of Helm and InterSystems.

DAVID M. FOX. Mr. Fox has been the Company's President, Chief Executive Officer and a Director since March 1992. From June 1991 until joining the Company, he was the Chief Executive Officer of David Fox and Associates, a company which he founded and which provided international programming consulting services and acted as United States sales agent for producers worldwide. From 1981 until June 1991, Mr. Fox served as Chief Executive Officer and head of Domestic Syndication and Cable Television for Fox\Lorber Associates, Inc. ("Fox\Lorber"), a corporation which he co-founded and which engaged in the worldwide distribution of feature films, home video and television programs. From March 1990 to June 1991, Mr. Fox also served as a director of GAGA Communications, a Japanese company engaged in home video and theatrical distribution. Prior to founding Fox\Lorber, Mr. Fox was Eastern and Midwest Sales Manager for D.L. Taffner Ltd., syndicator of, among other things, "Three's Company" and "The Benny Hill Show."

SCOTT HANOCK. Mr. Hanock has been Managing Director of International Sales and Marketing of the Company since 1986. He also serves as Senior Vice President of the Company and has been a Director of the Company since 1990. Mr. Hanock was one of the original co-founders of the Company. Prior to forming the Company in 1986, from 1983-1986, Mr. Hanock served as Director of Worldwide Sales for Tatum Communications Inc., a Hollywood based company which specialized in sports television production and international distribution, most well known for the North American Pro-Ski tour and various other ESPN and Prime Network series. Prior to 1983, Mr. Hanock's business activities in the television industry were diversified in the areas of program consulting and international sales for several production houses.

ROBERT BARUC. Mr. Baruc, has been a Director of the Company since November 1995. He has been an Executive Vice President of the Company since April 1994. He has been President and Chief Executive Officer of A Pix Entertainment ("A Pix") since August 1993. From December 1992 to August 1993, Mr. Baruc was President of Triboro Entertainment Group, a company engaged principally in home video distribution. From January 1991 to December 1992, Mr. Baruc primarily acted as a film and marketing consultant. Mr. Baruc was President of Academy Entertainment, a home video distribution company, from June 1986 to January 1991.

HERBERT M. PEARLMAN. Mr. Pearlman has been the Company's Chairman of the Board of Directors since July 1990. Mr. Pearlman was a co-founder of Telepictures Corporation ("Telepictures"), a public company which, during Mr. Pearlman's tenure, was engaged in marketing and distributing theatrical films and television programs and which is now part of Time Warner Inc. From 1978 until February 1986, Mr. Pearlman served in various senior level capacities with Telepictures including as Chairman of the Board, Chairman of the Executive Committee and as a Director. He is a co-founder of Seitel, Inc. ("Seitel"), a New York Stock Exchange listed company engaged in the development and marketing of a proprietary seismic data library to the oil and gas industry and has been its Chairman of the Board since 1987. In addition, Mr. Pearlman is an officer and a director of the following public companies: InterSystems, Inc. ("InterSystems"), an American Stock Exchange listed company, which is engaged in providing custom compounding services for resin producers and the design, manufacture, sale and leasing of equipment for sampling, conveying, elevating, weighing and cleaning a wide variety of products; Helm Resources, Inc. ("Helm"), an

American Stock Exchange listed company, which initiates, develops, acquires and oversees the management of various business enterprises, including companies in the fields of thermoplastic resins and agricultural and industrial products; and Teletrak Advanced Technology Systems, Inc., which had been engaged in the development and marketing of propriety software ('Teletrak").

DAVID S. LAWI. Mr. Lawi has been a Director of the Company since June 1990. He has been the Company's Treasurer and Secretary since January 1993 and Chairman of the Company's Executive Committee since December 1993. Mr. Lawi was a Director and Chairman of the Finance Committee of TelePictures from May 1979 until February 1986. He is a director of Seitel and has been the Chairman of its Executive Committee since March 1987. Mr. Lawi is also a director of Intersystems and has been Chairman of its Executive Committee since October 1986 and its secretary since March 1984. In addition, Mr. Lawi is an officer and a director of Helm and Teletrak.

MARTIN D. PAYSON. Martin D. Payson has been a Director of the Company since June 1996. From January 1990, when Time Inc. merged with Warner Communications, Inc. ("Warner"), until December 1992, Mr. Payson was Vice Chairman of the Board of Time Warner Inc. Prior to 1990 Mr. Payson held the position of office of the President and General Counsel of Warner. He is currently a director of a number of corporations, including the following which are publicly held: Delta Financial Corporation (a New York Stock Exchange listed company); Panavision, Inc. (a New York Stock Exchange listed Company); and Meridian Sports Incorporated. Mr. Payson is also actively involved in a number of philanthropic organizations including holding the following positions: Chairman of Maimonides Medical Center; a Trustee of Howard University; a Director of The Jewish Theological Seminary; a Trustee of New York University and NYU Law Center Foundation; Vice Chairman Board of Administrators of Tulane University; Director of the Jewish Museum of New York City; and a Director of the NAACP Legal Defense and Educational Fund.

COMMITTEES AND ATTENDANCE

     During 1996, the Company's Board of Directors held three full meetings. Except for Mr. Hanock, each of the Company's incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Stock Option Committee. The Board of Directors does not currently have a Nominating Committee. None of the committees met separately from the entire Board during 1996. The purpose of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee is comprised of Messrs. Pearlman, Fox, Lawi, Payson, Craig and Baruc. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. The purpose of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The function of the Stock Option Committee is to administer the Company's 1993 Stock Option Plan described below under "Amendment to the Company's 1993
Stock Option Plan."   The Audit, Compensation and Stock Option Committees are
each comprised of Messrs. Payson, Bishop and Craig.

                     OTHER EXECUTIVE OFFICERS

     Other than Messrs. Pearlman, Fox, Lawi, Baruc and Hanock, who are also directors of the Company and for whom biographical information is provided above, the names of the executive officers of the Company together with certain biographical information for each of them is set forth below:

NAME                     AGE            POSITION
----                     ---            --------

Robert G. Miller         36             Vice President, Executive
                                        Vice President of the North
                                        American Division

Timothy Smith            44             Vice President, Executive
                                        Vice President of Production
                                        of the North American Division

Daniel T. Murphy         58             Chief Financial Officer

Michael R. Epps          39             General Counsel

Steven P. Low            37             Chief Accounting Officer


ROBERT MILLER.   Mr. Miller has been a Vice President of the Company since
September 1996 and he has been an Executive Vice President of the Company's North American Division since February 1996. From July 1995 to February 1996, Mr. Miller was Vice President of International Television Distribution for the National Football League. He was Vice President of Showtime Program Enterprises, which is engaged in sales of all original productions of the
Showtime Channel, from February 1993 to July 1995.   From October 1991 to
February 1993, he was Director of Event Sales and Management for Golden Gate Productions.

TIMOTHY SMITH. Mr. Smith has been a Vice President of the Company since September 1996 and he has been Executive Vice President of Production of the
Company's North American Division since February 1996.   From May 1995 to
February 1996, he was General Manager of Programming and head of New Media for IVN Communications, Inc., a company engaged in producing and distributing tapes and home video and cable television programming. Mr. Smith was a producer of The MacNeil/Lehrer Newshour from 1983 to 1995.

DANIEL T. MURPHY. Mr. Murphy has been Chief Financial Officer of the Company since September 1995. He has been an Executive Vice President and Chief Financial Officer of InterSystems since July 1985. He has been a director of InterSystems since 1986. Since May 1984, he has been a Vice President and the Chief Financial Officer of Helm. In 1988, he was elected a director of Teletrak.

MICHAEL R. EPPS. Mr. Epps has been the General Counsel of the Company since September 1995. From July 1992 until July 1995, he was General Counsel of Helm. He was Associate General Counsel of Helm from September 1990 until July 1992. Prior to joining Helm, Mr. Epps was engaged in the private practice of law.

STEVEN P. LOW. Mr. Low has been the principal accounting officer of the Company since May 1993. Prior to that time, and since September 1982, he was employed by the national accounting firm of Ernst & Young, most recently as a senior manager.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

The following table sets forth, as of July 24, 1997, information regarding the stock holdings of each person known to the Company to own beneficially more than 5% of any class of outstanding voting securities of the Company.


----------------------------------------------------------------------------
     TITLE                                      AMOUNT AND NATURE    PERCENT
      OF            NAME AND ADDRESS OF           OF BENEFICIAL        OF
     CLASS           BENEFICIAL OWNER              OWNERSHIP (1)      CLASS
     -----          -------------------         -----------------    -------
----------------------------------------------------------------------------
Common Stock    Herbert M. Pearlman                1,173,282 (2)       18.0%
                c/o Unapix Entertainment, Inc.
                537 Steamboat Road
                Greenwich, CT  06830

----------------------------------------------------------------------------
Common Stock    The High View Fund, L.P.             984,283 (3)(4)    14.3%
                805 Third Avenue
                New York, NY 10022

----------------------------------------------------------------------------
Common Stock    The High View Fund                   363,945 (4)(5)     5.8%
                c/o Mees Pierson Fund
                Services
                (Bahamas) Limited
                Windermere House
                404 East Bay Street
                P.O. Box SS 6238
                Nassau, The Bahamas
----------------------------------------------------------------------------

----------------------------------------------------------------------------
     TITLE                                      AMOUNT AND NATURE    PERCENT
      OF            NAME AND ADDRESS OF           OF BENEFICIAL        OF
     CLASS           BENEFICIAL OWNER              OWNERSHIP (1)      CLASS
     -----          -------------------         -----------------    -------
----------------------------------------------------------------------------
Common Stock        Legg Mason, Inc.                845,533(6)         12.4%
                    c/o Gray, Seifert & Co., Inc.
                    380 Madison Avenue
                    New York, NY  10017
----------------------------------------------------------------------------
Common Stock        Strategic Growth                480,000(7)          7.4%
                    International, Inc.
                    111 Great Neck Road
                    Suite 606
                    Great Neck, New York 11021-
                    5402
----------------------------------------------------------------------------
Common Stock        David S. Lawi                    453,859(8)         7.3%
                    c/o Unapix Entertainment, Inc.
                    537 Steamboat Road
                    Greenwich, CT 06830
----------------------------------------------------------------------------
Common Stock        AIM Overseas N.V.                315,000            5.3%
                    Luxembourg Information Systems
                    31, BD Prince Felix
                    L-1513 Luxembourg
----------------------------------------------------------------------------
Common Stock        David M. Fox                     442,960(9)         7.0%
                    c/o Unapix Entertainment, Inc.
                    200 Madison Avenue
                    New York, NY 10016
----------------------------------------------------------------------------
Common Stock        Robert Baruc                     339,999(10)        5.6%
                    c/o Unapix Entertainment, Inc.
                    200 Madison Avenue
                    New York, NY 10016
----------------------------------------------------------------------------
Preferred Stock*    Legg Mason, Inc.                  99,996(11)       19.8%
                    c/o Gray, Seifert & Co., Inc.
                    380 Madison Avenue
                    New York, NY 10017
----------------------------------------------------------------------------

----------------------------------------------------------------------------
     TITLE                                      AMOUNT AND NATURE    PERCENT
      OF            NAME AND ADDRESS OF           OF BENEFICIAL        OF
     CLASS           BENEFICIAL OWNER              OWNERSHIP (1)      CLASS
     -----          -------------------         -----------------    -------
----------------------------------------------------------------------------
Preferred Stock*    Herbert M. Pearlman               79,999(12)       14.8%
                    c/o Unapix Entertainment, Inc.
                    537 Steamboat Road
                    Greenwich, CT  06830
----------------------------------------------------------------------------
Preferred Stock*    Tradewind Fund                    50,000            9.9%
                    c/o Harbor Capital Management
                    2701 Summer Street
                    Suite 200
                    Stanford, CT
----------------------------------------------------------------------------
Preferred Stock*    Martin & Velia Bramante           38,334            7.6%
                    45 Peninsula Road
                    Belvedere, CA  94920
----------------------------------------------------------------------------
Preferred Stock*    David S. Lawi                     34,166(13)        6.5%
                    c/o Unapix Entertainment, Inc.
                    93 Mason Street
                    Greenwich, CT  06830
----------------------------------------------------------------------------

-----------------------------

* Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

     (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

     (2) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B redeemable common stock purchase warrants ("Class B Warrants"), each having an exercise price of $4.28 per share and expiring on June 22, 1998; 202,109 shares that are issuable upon exercise of options having an exercise price of $2.86 per share and that expire in December 2003 ("Earnings Options"); 76,999 shares issuable upon exercise of warrants having an exercise price of $19.05 per share and that expire in December 2000 ("$19.05 Warrants"); 76,999 shares issuable upon exercise of warrants having an exercise price of $28.57 per share and that also expire in December 2000 ("$28.57 Warrants"); and 36,750 shares which are issuable upon exercise of options to purchase Preferred Stock A ("Preferred Stock Options") and the subsequent conversion of such shares of Preferred Stock A. These options have an exercise price of $3.00 per share of Preferred Stock A and expire in January 1999.

     (3) Includes the following: 638,889 shares of Common Stock issuable upon conversion of $2,875,000 principal amount of notes due in 2003; and 250,000 shares issuable upon exercise of warrants, having an exercise price of $6.00 per share, and expiring in June 2003 ("$6.00 Warrants").

     (4) The sole general partner of The High View Fund, L.P. (the "Partnership") is High View Capital Corporation ("HVCC"). The investment manager of The High View Fund (the"Fund") is High View Asset Management Corporation ("HVAM"). The sole holder of voting stock of both HVCC and HVAM is Ernest P. Werlin. Mr. Werlin is a director of HVCC and the sole director of HVAM. Mr. Werlin is President and Treasurer of each of HVCC and HVAM. Peter J. Powers became a director and an executive officer of HVCC during fiscal year 1997. As a result of the foregoing relationships, it is possible that the Partnership and the Fund could be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 , in which case the Partnership and the Fund would be deemed to beneficially own 1,348,234 shares of Common Stock constituting beneficial ownership of 18.8% of the Company's Common Stock. In addition, Ernest P. Werlin individually owns a total of 113,556 shares of the Company's Common Stock (which figure includes 55,556 shares of Common Stock issuable upon conversion of a $250,000 note due in 2003 and 25,000 shares issuable upon exercise of $6.00 Warrants) and Mr. Powers individually owns a total of 10,000 shares. Because of their relationship to the Partnership and the Fund, HVCC, HVAM, Messrs. Werlin and Powers could be deemed to have beneficial ownership of the shares owned by such entities, or could be deemed to constitute a group together with such entities. If Messrs. Werlin and Powers, HVCC, HVAM and the Partnership and the Fund were deemed to constitute a group, such a group would beneficially own an aggregate of 1,471,790 shares of Common Stock constituting beneficial ownership of 20.2% of the Company's Common Stock. Each of the Partnership and the Fund, HVCC, HVAM and Messrs. Werlin and Powers disclaims beneficial ownership of the shares owned by any other person or entity and disclaims membership in a group.

     (5) Includes the following: 194,445 shares of Common Stock issuable upon conversion of $875,000 of notes due in 2003; and 125,000 shares issuable upon exercise of $6.00 Warrants.

     (6) Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co., Inc. ("Gray Seifert"). All such shares are owned by customers of Gray Seifert, however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. The figure includes the following shares of Common Stock: 5,250 shares of Common Stock issuable upon exercise of Class B Warrants; 104,995 shares of Common Stock issuable upon conversion of Preferred Stock A; 410,054 shares of Common Stock issuable upon exercise of warrants, each of which is exercisable into a share of Common Stock at a price of $3.70 per share and expires on December 31, 2001; 222,222 shares of Common Stock issuable upon conversion of an aggregate principal amount of $1, 000, 000 of notes due in 2003; and 100,000 shares of Common Stock issuable upon exercise of $6.00 Warrants.

     (7) Consists of the following: (i) 300,000 shares that are issuable upon exercise of options having an exercise price of $3.875 per share and expiring in June 2001; and (ii) 180,000 shares that are issuable upon exercise of warrants having an exercise price of $4.50 per share and expiring in December 2001. Richard Cooper is the Chairman of Strategic Growth International, Inc. ("Strategic Growth") and owns 50% of its common stock. Mr. Cooper individually owns 11,000 shares of the Company's Common Stock. Because of his relationship to Strategic Growth he may be deemed to own, in addition to such 11,000 shares, the shares beneficially owned by Strategic Growth. Accordingly, he may be deemed to own 491,000 shares of Common Stock, constituting beneficial ownership of 7.6% of the Company's Common Stock. Stanley Altschuler is the President of Strategic Growth and owns 50% of its common stock. Mr. Altschuler individually owns 39,500 Class B Warrants. Because of

          Mr. Altschuler's relationship to Strategic Growth he may be deemed to own, in addition to such 39,500 warrants, the shares beneficially owned by Strategic Growth. Accordingly, he may be deemed to own 519,500 shares of Common Stock constituting beneficial ownership of 8.0% of the Company's Common Stock.

     (8) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 41,126 shares that are issuable upon exercise of Class B Warrants; 101,056 shares that are issuable upon exercise of Earnings Options; 12,251 shares that are issuable upon exercise of $19.05 Warrants; 12,251 shares that are issuable upon exercise of $28.57 Warrants; and 18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares underlying such options.

     (9) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 151,593 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned by Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

     (10) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

     (11) Consists of shares of Preferred Stock A that are owned by customers of Gray Seifert; however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all
          such shares.   Legg Mason, Inc. is a parent holding company of
          Gray, Seifert & Co. Inc.

     (12) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

     (13) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.


                          SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of July 24, 1997, information concerning the beneficial ownership of each class of equity securities by each director, nominee, Named Executive Officer (as defined in "Executive Compensation"), and by all executive officers and directors as a group.

                      SHARES AND PERCENT OF COMMON STOCK OR
                    PREFERRED STOCK A - OWNED BENEFICIALLY AS
                             OF JULY 24, 1997 (1)

-------------------------------------------------------------------------
                          COMMON       PERCENT      PREFERRED    PERCENT
NAME                      STOCK        OF  CLASS    STOCK (2)    OF CLASS
-------------------------------------------------------------------------
Herbert M. Pearlman     1,173,282(3)     18.0%       79,999(4)     14.8%
-------------------------------------------------------------------------
David S. Lawi             453,859(5)      7.3%       34,166(6)      6.5%
-------------------------------------------------------------------------
David M. Fox              442,960(7)      7.0%       16,666         3.3%
-------------------------------------------------------------------------
Scott Hancock             241,999(8)      4.0%        8,333         1.7%
-------------------------------------------------------------------------
Robert Baruc              339,999(9)      5.6%        8,333         1.7%
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Martin D. Payson          113,887(10)     1.9%         ---          ---
-------------------------------------------------------------------------
Lawrence Bishop           124,750(11)     2.1%         ---          ---
-------------------------------------------------------------------------
Walter M. Craig, Jr.       59,932(12)     1.0%         ---          ---
-------------------------------------------------------------------------
Robert Miller              97,250(13)     1.6%         ---          ---
-------------------------------------------------------------------------
Timothy Smith              20,334(14)      *           ---          ---
-------------------------------------------------------------------------
All directors           3,282,504(15)    42.0%      159,496(16)    28.6%
and executive
officers as a group
-------------------------------------------------------------------------

----------------------
*  Less than 1%

    (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

    (2) Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

    (3) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B Warrants; 202,109 shares that are issuable upon exercise of Earnings Options; 76,999 shares issuable upon exercise of $19.05 Warrants; 76,999 shares issuable upon exercise of $28.57 Warrants; and 36,750 shares which are issuable upon exercise of Preferred Stock Options and the subsequent conversion of the underlying shares of Preferred Stock A.

    (4) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (5) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 41,126 shares that are issuable upon exercise of Class B Warrants; 101,056 shares that are issuable upon exercise of Earnings Options; 12,251 shares that are issuable upon exercise of $19.05 Warrants; 12,251 shares that are issuable upon exercise of $28.57 Warrants; and 18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares underlying such options.

    (6) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (7) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 151,593 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife ; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned by Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

    (8) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 67,375 shares issuable upon exercise of Earnings Options; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (9) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (10) Consists of: 55,555 shares issuable upon conversion of a $250,000 note due on June 30, 2003; 25,000 shares issuable upon exercise of $6.00 Warrants; and 33,332 shares issuable upon exercise of options, having an exercise price of $4.00 per share, and expiring on June 5, 2006.

    (11) Includes 31,500 shares of Common Stock and 15,750 shares of Common Stock that are issuable upon exercise of Class B Warrants owned by a partnership of which Mr. Bishop is a general partner; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (12) Includes 26,950 shares of Common Stock issuable upon exercise of Earnings Options; 10,500 shares that are issuable upon exercise of $19.05 Warrants; and 10,500 shares that are issuable upon exercise of $28.57 Warrants.

    (13) Includes 78,750 shares issuable upon exercise of options having an exercise price of $4.29 per share and expiring in June 2001 and 16,500 shares issuable upon exercise of options having an exercise price of $4.44 per share and expiring in March 2002.

    (14) Includes 8,334 shares issuable upon exercise of options having an exercise price of $4.00 per share and expiring in June 2001, and 10,000 shares issuable upon exercise of options having an exercise price of $4.50 per share and expiring June 2002.

    (15) Includes all shares described in footnotes (3), (5), (7), (8), (9),
         (10), (11), (12), (13) and (14) above as well as the following shares of Common Stock: 12,598 shares issuable upon conversion of shares of Preferred Stock A; 72,346 shares issuable upon exercise of options having an exercise price of $2.86 per share; 1,050 shares that are issuable upon exercise of options having an exercise price of $5.00 per share; 1,575 shares that are issuable upon exercise of Class B Warrants; 36,750 shares that are issuable upon exercise of $19.05 Warrants; 36,750 shares that are issuable upon exercise of $28.57 Warrants; and 10,000 options having an exercise price of $4.56 per share.

    (16) Includes all shares described in footnotes (4) and (6) above.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during, and with respect to its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except for the following: Walter M. Craig, Jr., a director of the Company, failed to timely report a transfer of 3,500 shares of the Company's common stock effectuated in June 1996; Lawrence Bishop, a director of the Company, failed to timely report the acquisition from the Company of 5,000 and 10,000 of the Company's Class B common stock purchase warrants in January and May 1994, respectively; The High View Fund, L.P. (the "Partnership"), which became the beneficial owner of more than ten percent of the Company's common stock in October 1996, as well as The High View Fund
(the "Fund"), High View Capital Corporation ("HVCC"), High View Asset
Management Corporation ("HVAM") Ernest P. Werlin and Andrew M. Brown, who because of their relationship to the Partnership at such time could have been deemed to be part of a group owning more than ten percent of the Company's common stock, failed to timely file an initial report on Form 3 reporting their holdings in the Company's securities; and the Partnership and the Fund each failed to timely report the purchase of 20,000 shares of the Company's common stock effected by each of them in November 1996 [See "Security Ownership of Certain Beneficial Owners and Management" for a description of the relationship among the Partnership, the Fund, HVCC, HVAM and Mr. Werlin].

                             EXECUTIVE COMPENSATION

     Set forth below is certain information with respect to cash and noncash compensation awarded, paid or accrued by the Company to its Chief Executive Officer and its four other most highly paid executive officers, who were executive officers as of December 31, 1996 (collectively, the "Named Executive Officers").


                               SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------
                                ANNUAL                         LONG-TERM
NAME                            COMPENSATION                   COMPENSATION   ALL OTHER
AND PRINCIPAL           YEAR    SALARY      BONUS    OTHER     SHARES OF      COMPENSATION
POSITION                                             ANNUAL    COMMON
                                                     COMPEN-   STOCK
                                                     SATION    UNDERLYING
                                                               OPTIONS

-----------------------------------------------------------------------------------------
David M. Fox           1996    $200,000  $25,000       ---       ---              ---
-----------------------------------------------------------------------------------------
President, CEO         1995     173,954   21,697       ---       ---              ---
-----------------------------------------------------------------------------------------
                       1994     168,071    ---         ---       ---              ---
-----------------------------------------------------------------------------------------
Scott Hancock          1996     160,000   12,000       ---       ---              ---
-----------------------------------------------------------------------------------------
Managing               1995     145,200   30,437       ---       ---         $10,000(1)
 Director
-----------------------------------------------------------------------------------------
                       1994     117,810    7,500       ---       ---         6,180 (1)
-----------------------------------------------------------------------------------------
Robert Baruc           1996     195,000    7,000       ---       ---               ---
-----------------------------------------------------------------------------------------
Executive              1995     149,040   24,000       ---       ---               ---
Vice President
-----------------------------------------------------------------------------------------
                       1994     144,000   24,000       ---       ---               ---
-----------------------------------------------------------------------------------------
Robert Miller          1996     118,000   15,570       ---      95,250             ---
Vice President
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Timothy Smith          1996     118,000     ---      $18,000   25,000              ---
Vice President                                          (2)
-----------------------------------------------------------------------------------------

(1) Pursuant to Mr. Hanock's employment agreement the amount set forth was deposited into a Rabbi Trust account for Mr. Hanock's benefit. The amount was payable to Mr. Hanock (or his beneficiary) out of such trust over a five-year period commencing on the earlier of his death or upon his reaching the age of 65 years. The amounts deposited were calculated based upon pre-tax profits for 1994 and 1995. During 1996 all amounts deposited in the Rabbi Trust account were disbursed to Mr. Hanock. Commencing with such year, the Company is no longer obligated to deposit any funds into a Rabbi Trust account for Mr. Hanock's benefit.

(2) Amount consists of relocation expenses paid by the Company in connection with the commencement of Mr. Smith's employment.

STOCK OPTIONS

     The following two tables provide information on stock option grants made to the Named Executive Officers in 1996, options exercised during 1996, and options outstanding on December 31, 1996.


                                Stock Options Grants in 1996
----------------------------------------------------------------------------------------------
                   Number of              Percent of total
                   securities             options granted
                   underlying             to employees           Exercise price
    Name           options granted        in  1996               per share         Expiration
                                                                                   Date
----------------------------------------------------------------------------------------------
David M. Fox            ---                     ---                   ---              ---
----------------------------------------------------------------------------------------------
Scott Hanock            ---                     ---                   ---              ---
----------------------------------------------------------------------------------------------
Robert Baruc            ---                     ---                   ---              ---
----------------------------------------------------------------------------------------------
Robert Miller        78,750 (1)                65.5%                 $4.29           6/30/2001
----------------------------------------------------------------------------------------------
Robert Miller        16,500 (2)                13.7%                 $4.44           3/11/2002
----------------------------------------------------------------------------------------------
Timothy Smith        25,000 (3)                20.8%                 $4.00           6/30/2001
----------------------------------------------------------------------------------------------

1    These options became exercisable on the date of grant.

2    These options were issued in March 1997 but were earned based upon the distribution fees and commissions of the Company's North American Division accrued for 1996.

3    These options were not immediately exercisable.  8,334 of the options became exercisable on May 6, 1997 and 8,333 options will become exercisable on each of May 6, 1998 and May 6, 1999. However, all such options will become immediately exercisable if (i) the Company sells all or substantially all of its assets or (ii) merges into or consolidates with another corporation or sells shares of capital stock, and in connection with such transaction there is a change in the composition of a majority of the Company's directors.


                   Aggregated Option Exercises In Last Fiscal
                     Year And Fiscal Year-End Option Values

     The following table sets forth aggregated option exercises in the last year, the number of unexercised options and fiscal year-end values of in-the-money options for the Named Executive Officers.


-----------------------------------------------------------------------------------------------
                                       Number of Unexer-         Value of Unexercised
                    Number             cised Options             In-the Money
                    of Shares          at Fiscal Year-End        Options at Fiscal Year-End (1)
                    Acquired           --------------------------------------------------------
                    on          Value
Name                Exercise    Realized                Unexer-                      Unexer-
                                           Exercisable  cisable      Exercisable     cisable

-----------------------------------------------------------------------------------------------
David M. Fox            ---       ---       247,130      84,656          $480,764      $107,090
-----------------------------------------------------------------------------------------------
Scott Hanock            ---       ---        96,915      37,625           167,971        47,596
-----------------------------------------------------------------------------------------------
Robert Baruc            ---       ---        52,500        ---             66,413          ---
-----------------------------------------------------------------------------------------------
Robert Miller           ---       ---        78,750(2)     ---               ---           ---
-----------------------------------------------------------------------------------------------
Timothy Smith           ---       ---           ---      25,000              ---         3 ,125
-----------------------------------------------------------------------------------------------

(1) Represents the difference between $4.125, the closing sales price of the Company's Common Stock on December 31, 1996, as reported by the American Stock Exchange, and the exercise price of the option, multiplied by the number of options for each respective person named.

(2) Does not include 16,500 options that were issued to Mr. Miller in 1997 based upon the distribution fees and commissions of the Company's North American Division that were accrued for 1996.

COMPENSATION OF DIRECTORS

     The Company reimburses travel and other expenses incurred by its directors in connection with attending Board of Director's meetings. Mr. Payson, who became a director of the Company in 1996, was granted options to purchase 50,000 shares of Common Stock in connection with his serving as a director. The options, which were granted in June 1996, expire on June 5, 2006 and have an exercise price of $4.00 per share, which was the market value of the Company's Common Stock on the date the Board authorized the grant. Options to purchase 16,666 shares were immediately exercisable. Options to purchase 16,667 shares became exercisable on June 6, 1997 and options to purchase another 16,667 shares will become exercisable on June 6, 1998, subject to Mr. Payson's continuing to serve as a director. Other than Mr. Payson, directors have not been compensated for services they render in their capacity as directors.

                              EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

     David Fox is employed under an agreement expiring December 31, 2000, pursuant to which he has been and shall be paid an annual salary of
$200,000, $225,000 and $250,000 for 1996, 1997 and 1998, respectively, with a further increase in 1999 and 2000 based on the consumer price index. Mr. Fox was also entitled to receive an annual bonus equal to three percent of the
Company's pre-tax profits in excess of $650,000 for 1996.   He is entitled to
receive a bonus equal to four percent of pre-tax profits in excess of $650,000 for 1997 and four percent of pre-tax profits for each subsequent year of the agreement. For 1996, the Company agreed to pay Mr. Fox an additional bonus (the "Sales Bonus") equal to 1% of all of the Company's sales (on a consolidated basis) exceeding $25,000,000 , subject to certain earnings thresholds . For 1996 and 1997, Mr. Fox has been and will be paid a minimum annual bonus (whether or not required by the various bonus formulae) of $25,000. Mr. Fox has received an advance against the Sales Bonus and other bonus amounts which may be earned under the agreement of $25,000. During 1996, pursuant to his employment agreement, Mr. Fox also received $600 a month to defray operating expenses of a second office.

     Scott Hanock is employed under a contract expiring December 31, 2000, under which Mr. Hanock has been and shall be paid an annual salary of $160,000, $190,000, $200,000 and $220,000 for 1996, 1997, 1998 and 1999
respectively, with a further increase in 2000 based on the consumer price index. Mr. Hanock was entitled to receive an annual bonus equal to 2% of the
Company's annual pre-tax profits in excess of $650,000 for 1996.   For 1997,
Mr. Hanock is entitled to receive an annual bonus of 2% of the Company's first $500,000 of pre-tax profits plus an amount equal to the greater of (i) 3% of the Company's pre-tax profits in excess of $650,000 for such year or
(ii) 4% of the pre-tax profits of the Unapix International Division ("UID") for such year. For 1998 and each subsequent year, the Company will pay Mr. Hanock an annual bonus equal to the greater of (i) 3% of the Company's pre-tax profits or (ii) 4% of UID's pre-tax profits. The Company also has agreed to pay Mr. Hanock an additional bonus, for each year of his employment period, equal to 1% of the amount by which sales of UID for each such year exceeded its sales for the prior year. Additionally, he is entitled to receive a bonus equal to one-half percent of all Company sales in the United States of products sold or acquired as a result of the efforts of a UID employee.

     Robert Baruc, an Executive Vice President of the Company and the President and Chief Executive Officer of A Pix, is currently employed under an agreement having a term expiring on December 31, 2000, which is automatically renewed for successive four-year periods unless the Company or Mr. Baruc elects to terminate. Under his Agreement, Mr. Baruc has been and is entitled to be paid an annual salary of $195,000, $220,000 and $245,000 for 1996, 1997 and 1998,
respectively, with a further increase in 1999 and 2000 based upon the consumer price index. Mr. Baruc was also entitled to receive an annual bonus equal to 2.25% of the Company's pre-tax profits in excess of $650,000 for 1996. He is entitled to receive a bonus equal to 3% of pre-tax profits in excess of $650,000 for 1997 and 3% of pre-tax profits for each subsequent year of the agreement. For each fiscal year during his employment term that A Pix's sales for such year have increased by more than 25% of its sales for the immediately preceding year, Mr. Baruc is entitled to receive a bonus equal to 1% of such excess, so long as the Company's pre-tax profits are at least 5% of its sales. If the Company's pre-tax profit is less than 5% of its sales for the year, then Mr. Baruc shall be entitled to a bonus that is proportionately reduced to the extent pre-tax profit is under the 5% threshold but still exceeds 2.5% of the Company's sales. Mr. Baruc will not receive any such bonus if the Company's pre-tax profit is not at least 2.5% of its sales for the year. In no event will such sales bonus exceed $100,000 with respect to any particular year . Pursuant to his employment agreement, Mr. Baruc received 52,500 employee common stock purchase options, exercisable at $2.86 per share, all of which have vested. If any options to purchase shares of the Company's common stock are granted to Mr. Fox after January 1, 1996, Mr. Baruc is entitled to receive a grant of options equal to 75% of the amount granted to Mr. Fox and having substantially identical terms.

     Robert Miller is employed under an agreement having a term expiring in February 1999. Under the terms of the Agreement Mr. Miller was paid a salary at an annual rate of $136,000 for 1996. Commencing January 1, 1997 and for each year that he is employed, Mr. Miller's salary is to be increased based upon the consumer price index (resulting in a salary of $140,080 for 1997). Under his agreement Mr. Miller is entitled to receive a bonus equal to 2.5% of all sales commissions or distribution fees received by the Company's North American Division ("NAD Fees") plus 2.5% of all NAD Fees generated from sales with respect to which he was the principal salesperson. Mr. Miller is paid an advance of such bonus of $1,500 per month. In connection with his employment agreement, Mr. Miller was granted 78,750 common stock purchase options having an exercise price of $4.29 per share, all of which are currently exercisable. In addition, the Company has committed to issue an additional aggregate amount of 75,000 common stock purchase options to Mr. Miller subject to the North American Division's attaining certain levels of
NAD Fees for the years 1996, 1997 and 1998.    The exercise price of each
such additional option will be equal to the then current market price of the Company's common stock on the date of such option's issuance and will have a term of five years. Mr. Miller was issued 16,500 such options in March 1997 based upon the NAD Fees for 1996. Such options have an exercise price of $4.44 per share and expire in March 2002.

     Timothy Smith is employed under an agreement having a term expiring in February 1998, which will be automatically extended for an additional year unless either the Company or Mr. Smith elects to terminate. Mr. Smith was paid a salary at an annual rate of $135,000 for 1996. Commencing January 1, 1997 and for each year that he is employed, Mr. Smith's salary is to be increased based upon the consumer price index (resulting in a salary of $139,050 for 1997). Under his agreement Mr. Smith is entitled to receive a bonus equal to 5% of the profits achieved by the Company (during the time he is employed by the Company and for six months thereafter) from programs that it produces which Mr. Smith developed and with respect to which he is the principal employee of the Company to oversee production. In connection with his employment agreement,

Mr. Smith was granted 25,000 common stock purchase options having an exercise price of $4.00 per share. One-third of the options became exercisable on May 6, 1997 and one-third of the options will become exercisable on each of May 6, 1998 and 1999. In addition, the Company has committed to issue an additional 25,000 common stock purchase options to Mr. Smith at such time, during his term of employment, that he has developed, and been the principal employee of the Company to have overseen the production of, at least 18 television programs for the Company and all of the programs developed and so overseen by him, on a cumulative basis, have resulted in a profit to the Company. The additional options will have an exercise price equal to $.125 above the market price of the Company's common stock on the date such options are issued and will have a term of five years.


OTHER EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company also has entered into five-year employment agreements, effective as of June 23, 1993, with Herbert Pearlman and David Lawi, who are required to devote such amount of time as they, in their discretion, deem
necessary for the performance of their duties.    Mr. Pearlman's employment
agreement provides for an annual salary equal to five percent of the Company's annual earnings before taxes ("EBT"). Mr. Pearlman will receive additional salary equal to $25,000, $50,000, $75,000 and $100,000 after the Company's EBT has exceeded $650,000, $1,350,000, $1,750,000 and $2,000,000 respectively. Mr. Lawi's employment agreement provides for an annual salary equal to two and one-half percent of EBT. Mr. Lawi will receive additional salary equal to $12,500, $25,000, $37,500 and $50,000 after the Company's EBT has exceeded $650,000, $1,350,000 $1,750,000 and $2,000,000 respectively.
Each employment agreement provides for severance payments of two years of annual salary (payable over two years) if the contract is not renewed at the end of its term.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1993 the Company agreed to develop a joint venture for the purpose of funding the acquisition by A Pix Entertainment of the distribution rights to independently produced films. The initial investors were: Messrs. Pearlman and Lawi, who are executive officers and directors of the Company;
a partnership of which Mr. Bishop, a director of the Company, is the general partner (the "Bishop Partnership"); and an investor who is a customer of Gray, Seifert & Co., Inc. ("Gray Seifert"), an investment advisory firm of which Mr. Bishop is an Executive Vice President. In December 1993 and the first and second quarters of 1994 Messrs. Pearlman and Lawi, the Bishop Partnership and the customer of Gray Seifert invested $100,000, $50,000, $150,000 and $50,000, respectively . In January 1996 and 1997, Mr. Pearlman invested approximately another $53,000 and $47,600, respectively, and Mr. Lawi invested approximately another $26,000 and $23,800, respectively.
Until formal agreements are signed the $500,400 is treated as demand loans. The oral agreement with respect to the joint venture provides for the following: (i) a term to be determined; (ii) the venture's recoupment of 110% of its investment in any one film from the first dollars of gross receipts; (iii) the venture's receipt of up to 20% of the net profits of each film in which it invests; (iv) roll-over of the venture's receipts into other films; and (v) any shortfall of investment in a film to be paid in shares of Common Stock of the Company issued at market or, if market is less than $2.85 a share, at the lower of $2.85 or 125% of market. The initial investments were fully utilized to acquire film distribution rights. As of December 31, 1996, after giving effect to the reinvestment of all joint venture proceeds from A Pix Entertainment films into additional films, the total amount of the joint venture's investment in the Company, on an accrual basis, was approximately $927,000. Messrs. Pearlman and Lawi , the Bishop Partnership and the Gray Seifert customer received 10,500, 5,250, 15,750 and 5,250 Class B Warrants, respectively, in connection with their investments.

     From January through May 1994, the Company privately placed 735,820 shares of Preferred Stock A for approximately $2,207,000, at a price of $3.00 per share. Messrs. Pearlman, Lawi, Fox, Hanock and Baruc (all of whom are executive officers or directors of the Company), purchased 44,999, 16,666, 16,666, 8,333 and 8,333 shares of Preferred Stock A, respectively, in the private placement. Messrs. Fox, Hanock and Baruc acquired their shares by delivering promissory notes providing for annual payments of principal, maturing in five years and bearing interest at 9% per annum. The notes are secured by a pledge of the purchased shares. Mr. Pearlman paid approximately $75,000 in cash of the $134,997 purchase price for his shares and approximately $60,000 by set-off against indebtedness of the Company owed to him with respect to prior loans extended (during 1992 and 1993) to the Company. In addition, investors who are customers of Gray Seifert purchased an aggregate of approximately 100,000 shares of Preferred Stock A in such private placement.

     From December 1994 through the second quarter of 1995 the Company received total proceeds of $3,025,000 from customers of Gray Seifert in a private placement of units of Variable Rate Senior Subordinated Notes ("Variable Rate Notes") and Common Stock purchase warrants ("Private Placement Warrants") . The purchase price of a unit was equal to the principal amount of the note included therein. The Variable Rate Notes are due on December 31, 2001 and bear interest at a rate of 10% per annum for the first three years and at 3% over the prime rate for the remaining four years, provided, however, that the rate does not fall below 8% or exceed 12% per annum. Mandatory repayment of 10% of the original principal amount will commence at the end of the 4th year, followed by 15% of the original amount at the end of years 5 and 6. The Variable Rate Notes are subordinated to indebtedness of the Company incurred to a bank or other financial institution. For a limited period of time, after the third year of the term, a noteholder will be permitted to convert up to 50% of his note into shares of the Company's Common Stock at a price per share equal to the greater of
(i) the then average Market Price per share, as defined, over the last 60 trading days of 1997 or (ii) $2.86. The Company may redeem all or a portion of the Variable Rate Notes at any time after December 31, 1997 at a premium over the principal amount of the notes of 6%, which declines annually at the rate of 2% until January 1, 2001, after which the redemption price will be the principal amount of the notes. For each 10,000 of Variable Notes acquired, each purchaser received 1,355 Private Placement Warrants. Each such warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.70 per share and expires on December 31, 2001.

The holders of the Private Placement Warrants are entitled to certain registration rights with respect to the shares issuable upon exercise thereof.

     During 1995, 1996 and to date in 1997, management of Helm has provided various administrative, managerial, financial, legal and accounting services to the Company. The Company paid Helm $310,000 and $182,000 for such services rendered in 1995 and 1996, respectively, and has paid Helm approximately $46,000 for such services through June 30, 1997. The amount paid was equal to Helm's direct out-of-pocket expenses of providing such services.

     In April 1995, the Company's Board of Directors authorized a stock purchase plan, which permitted certain of the Company's employees, officers, directors and consultants (and to a limited extent members of their immediate family) to purchase units ("Units") in a private placement. Each Unit consisted of the following: (i) 1.05 shares of the Company's common stock, $.01 par value per share ("Common Stock"), (ii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after August 1, 1996 (the "Initial Exercise Date"), to purchase one share of Common Stock at a price of $19.05 per share and expiring on December 31, 2000 (a "$19.05 Warrant"), and (iii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after the Initial Exercise Date, to purchase one share of Common Stock at a price of $28.57 per share and also expiring on December 31, 2000 (a "$28.57 Warrant") (collectively, the $19.05 Warrants and the $28.57 Warrants are referred to as the "Warrants"). The Warrants are redeemable by the Company (at a price of $.024 per Warrant) at any time after the closing sales price of the Common Stock (as reported by the principal securities exchange on which the Common Stock is traded) has been at least 125% of the then effective exercise price of the Warrants (currently $23.81 for the $19.05 Warrants and $35.71 for the $28.57 Warrants) for a period of 20 consecutive business days during a period that the shares issuable upon exercise of the Warrants have been registered for sale under the Securities Act of 1933. The purchase price of each Unit was $4.00. Purchasers of Units are entitled to certain registration rights with respect to the securities comprising the Units.

     Pursuant to the plan, participants were permitted to acquire Units by paying 5% of the total price upon purchase, and delivering a promissory note (a "Note") for the remaining 95% of the price. Each Note provides for the annual payment of 5% of the total purchase price, commencing in 1996, with a balloon payment of the remaining unpaid principal amount of the Note (i.e. 50% of the total purchase price) payable on a specified date in 2005 (the "Maturity Date"). Interest accrues on each Note at a rate of 6% per annum, which is payable on the last day of each year throughout the term of the Note, with all remaining accrued and unpaid interest due on the Maturity Date. 95% of the Units that each participant acquired under the plan were pledged to the Company as security for such participant's Note. Such Units may be released to the participant as the Note is paid under certain circumstances. Participants are permitted to make payments under their Notes by delivering shares of Common Stock that they own, including pledged shares, which are credited against amounts owed under their Notes at the fair market value thereof.

     Messrs. Pearlman, Fox, Lawi, Craig, Bishop, Baruc, Murphy, Low and Epps purchased 73,333, 25,000, 11,667, 10,000, 25,000, 25,000, 12,500, 12,500 and
10,000 Units pursuant to such plan, respectively. Mr. Lawi's son and daughter each purchased 12,500 Units.

     In June 1995 the Company and A Pix Entertainment entered into a credit facility (the "Atlantic Facility") with Atlantic Bank of New York (the "Bank") providing for revolving loans totaling up to $2,500,000. Mr. Pearlman and The Mezzanine Financial Fund, L.P. ("Mezzanine") were contingently liable to pay outstanding amounts under the Atlantic Facility up to $300,000 in the aggregate. Messrs. Pearlman and Lawi are officers, directors and principal stockholders of the general partner of Mezzanine. In addition, Messrs. Pearlman and Lawi are executive officers, directors and principal stockholders of Helm Resources, Inc. ("Helm"), which owns approximately 9% of the limited partnership interests of Mezzanine. Mr. Craig is an officer and director of Helm. In consideration of its financial accommodation, Mezzanine was entitled to receive 7,875 Class B Warrants for every year that its accommodation was in effect and $500 per month during the term of the accommodation and during which amounts were outstanding under the Atlantic Facility. The Company and A Pix Entertainment were obligated to repay any sums that Mezzanine was required to pay to the Bank, and in order to secure this obligation, the Company and A Pix Entertainment granted Mezzanine a security interest in substantially all of their assets, which was subordinated to the Bank's security interest. In May 1997 the Company replaced the Atlantic Facility with a new credit facility with Imperial Bank (the "Imperial Facility"). Proceeds from the Imperial Facility were used to repay the Atlantic Facility in full.

     In September 1995 the Company extended an offer to its officers, directors and certain consultants pursuant to which they could exercise any of the Company's Class A Warrants then owned by them by borrowing the exercise price of $3.14 per share from the Company . Outstanding amounts of principal of such loans bear interest at 6.2% per annum. Payment of principal and interest is due on December 31, 2000, or if earlier, on the date the shares purchased upon exercise (the "Underlying Shares") are sold. The loans are secured by a security interest in the Underlying Shares. In the event of non-payment, the Company's recourse is limited to exercising its rights with respect to such security interest. Messrs. Pearlman, Fox and Lawi exercised, 102,780, 23,979 and 24,651 Class A Warrants, respectively, pursuant to the Company's offer.

     In May 1996, the Company sold a Unit of the Company's securities to an IRA of Martin D. Payson, a director of the Company, in a private placement. The Unit consisted of the following: a $250,000 principal amount 10% Convertible Subordinated Note of the Company due 2003, which is convertible into shares of Common Stock at a price of $4.50 per share; and twenty five thousand $6.00 Warrants. Mr. Payson's IRA paid $237,500 for the Unit. Mr. Payson became a director of the Company on June 25, 1996. In July 1996, the Company sold a total of four Units to customers of Gray Seifert in the same private placement for an aggregate purchase price of $1,000,000.

     In August 1996 the Company effectuated the merger of A Pix Entertainment with and into the Company under Delaware Law. Robert Baruc, the President of A Pix Entertainment and an Executive Vice President and Director of the Company, was the owner of 9.5% of the capital stock of A Pix Entertainment and received 200,000 shares of the Company's Common Stock with respect to the merger. The valuation was based upon the recent growth and profitability of A Pix Entertainment. The Company owned 90.5% of the capital stock of A Pix Entertainment prior to the merger.

     Also in June 1996, the Company entered into an agreement with Strategic Growth, Inc. ("Strategic Growth"), an investor relations firm, pursuant to which the Company retained Strategic Growth to provide investor relations services to the Company. Strategic Growth is currently the beneficial owner of over 5% of the Company's common stock, but did not own such percentage of shares at the time the agreement was entered into. The term of the Agreement was originally one year, commencing on June 4, 1996, which has subsequently been extended for an additional two year period. In consideration of Strategic Growth's services, the Company pays Strategic Growth a monthly
retainer of $8,000 .   In addition, the Company granted Strategic Growth
300,000 common stock purchase options. Each option entitles the holder to purchase one share of Common Stock at a price of $3.875, which was the market price as of the date of the Agreement. The options have a term of five years. The Company is also obligated to issue an additional 100,000 options to Strategic Growth if all of the Company's Class B Warrants have been exercised prior to June 3, 1998. If all the Class B Warrants are exercised prior to such date, the 100,000 options will have the same term as the other 300,000 options. The shares issuable upon exercise of the options granted to Strategic Growth will have certain registration rights.

     The Class B Warrants currently have an exercise price of $4.28 per share. In order for the Company to redeem the Class B Warrants, the closing high bid price of the Common Stock on each of 20 consecutive trading days (or such lesser number of days with the consent of the underwriter from the Company's initial public offering, but not less than 10 consecutive trading days) ending on the third business day prior to the date on which notice of redemption is given must have been at least $5.71 per share.

     During the fourth quarter of 1996 and the first and second quarters of 1997, the Company paid a total of $337,500 and issued an aggregate of 240,000 common stock purchase warrants, each having an exercise price of $4.50 per share and expiring in December 2001, to Strategic Growth as a finder's fee in connection with private placements of the Company's securities. Securities that were sold consisted of units ("Units"), each priced at $250,000 and comprised of : (i) a $250,000 principal amount 10% Convertible Subordinated Note due in 2003 convertible into the Company's common stock at a price of $4.50 per share; and (ii) twenty-five thousand $6.00 Warrants.

      During the fourth quarter of 1996, The High View Fund, L.P. (the "Partnership") purchased a total of eight Units and The High View Fund (the "Fund") purchased a total of four Units , for an aggregate purchase price of $3,000,000. As a result of such purchases, the Partnership and the Fund became beneficial owners of over 5% of the Company's common stock. During the second quarter of 1997, the Partnership purchased another two Units and the Fund purchased another one Unit for an aggregate purchase price of $750,000. The sole general partner of the Partnership is High View Capital Corporation ("HVCC"). The investment manager of the Fund is High View Asset

Management Corporation ("HVAM"). The sole holder of voting stock of both HVCC and HVAM is Ernest P. Werlin. Mr. Werlin is a director of HVCC and the sole director of HVAM; he is also the President and Treasurer of both HVCC and HVAM. Mr. Werlin purchased one Unit in January 1997 for a purchase price of $250,000. See "Security Ownership of Certain Beneficial Owners and Management."

                 AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                              AUTHORIZED COMMON STOCK


     The Board of Directors has voted to recommend that the stockholders authorize amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The proposed amendment is set forth in Exhibit A. If the amendment is approved, these shares may be issued from time to time by the Board of Directors. It is not expected that further authorization from the stockholders will be solicited for the issuance of any such shares of Common Stock, except to the extent such authorization is required by law or by the rules of the American Stock Exchange. Stockholders do not have preemptive rights, and the proposed amendment would not create any preemptive rights.

     The Board of Directors recommends that the number of authorized shares of Common Stock be increased to 40,000,000 shares. The Company currently has 20,000,000 shares of Common Stock authorized and, as of July 24, 1997, had 5,980,934 shares outstanding, 2,578,900 shares in the aggregate reserved for issuance under the Company's stock option plans and other outstanding stock options (which does not include the 275,000 additional shares that stockholders are being requested to approve for issuance under the Company's 1993 Stock Option Plan), an additional 4,293,000 shares reserved for issuance pursuant to the Common Stock purchase warrants, an additional 2,907,500 shares reserved for issuance upon conversion of convertible debentures and 530,765 shares reserved for issuance upon conversion of the Company's Series A 8% Convertible Preferred Stock. Accordingly, as of July 24, 1997, only 3,708,901 shares of Common Stock were authorized and not outstanding or reserved for issuance.

     The Company has no plans, understandings or negotiations underway at this time for the issuance of any unissued and unreserved shares. Nevertheless, the Board believes that it is desirable to have sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financings and acquisitions transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and accordingly recommends the proposed increase. Having such additional shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special stockholder's meeting.

     Although the Board has no present intention of doing so, shares of unauthorized and unissued Common Stock could be issued in one or more transactions that could have the effect of making a takeover of the Company more difficult and deterring an offer for the Company at a substantial premium over the current market price of the Company's Common Stock. The amendment has not been proposed as an anti-takeover provision, and the Company is not aware of any attempt by a third party to acquire control of the Company.

     The proposal to amend the Company's Certificate of Incorporation requires the approval of a majority of the outstanding voting shares and a majority of the outstanding shares of Common Stock voting separately as a class.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED COMMON STOCK.

                   AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

     In 1993, the Company adopted the 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by helping the Company and its subsidiaries attract, retain, motivate, and reward key employees and consultants, including officers and directors of the Company.

     Under the Plan, the Company may grant to eligible individuals stock options to purchase the Company's Common Stock. Both non-qualified options ("Non-Qualified Options") and options intended to qualify as "Incentive" stock options ("Qualified Options") under Section 422 of the Internal Revenue Code (the "Code") may be granted under the Plan (collectively, Non-Qualified and Qualified Options are referred to as "Options"). Officers, directors, and employees of, and consultants to, the Company (or a subsidiary thereof, within the meaning of Section 424 (f) of the Code), are eligible to receive Options under the Plan. The Company has approximately 70 employees, as well as three non-employee directors. The Company also currently has two consultants who would be considered for grants under the Plan.

     The Plan is administered by either the Company's Board of Directors or the Stock Option Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Board or the Committee has the authority to determine the individuals to whom Options are to be granted, the time or times Options are to be granted, the number of shares to be covered by each Option and the terms and provisions of each Option, including the vesting thereof. An aggregate of 600,000 shares of Common Stock is currently reserved for issuance under the Plan.

     Under the Plan, the exercise price of Options shall be no less than the fair market value of the Common Stock on the date of grant. However, at no time may the exercise price of a Qualified Option granted to an individual (a "Principal Stockholder") owning more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries or of a parent, be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Options may be granted for terms not exceeding ten years from the date of grant, except for Qualified Options which are granted to Principal Stockholders which may be granted for terms not exceeding five years from the date of grant. No Qualified Options may be granted after April 23, 2003.

     In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of Shares subject to outstanding Options granted under the Plan as may be determined to be appropriate in order to prevent dilution or enlargement of rights.

     The grant of an option, whether it is a Qualified Option or a Non-Qualified Option, has no tax effect on the Company or on the optionee.

     An optionee will not realize taxable compensation income as a result of the exercise of a Qualified Option if the optionee holds the shares acquired until at least one year after exercise or, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is treated as an adjustment to income for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of a Qualified Option under the Plan and subsequently sells the stock after holding the stock for the period described above, the excess of the sale price of the stock over the option exercise price will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied. A Qualified Option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes compensation income.

     When an optionee exercises a Non-Qualified Option, the optionee will realize taxable compensation income at that time equal to the excess of the fair market value of the stock on the date of exercise over the option price.
 An optionee will generally have a basis in stock acquired through the exercise of a Non-Qualified Option under the Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as long-term or short-term capital gain, depending on the holding period of the stock. Any compensation income realized by an optionee upon exercise of a Non-Qualified Option will be allowable to the Company as a deduction at the time it is realized by the optionee.

     The Company has granted Options to purchase a total of 506,225 shares of Common Stock under the Plan at exercise prices ranging from $2.86 per share to $5.00 per share. Of such options: Options to purchase 52,500 shares at an exercise price of $2.86 per share and expiring in August 2003 were granted to Robert Baruc, a Director and an Executive Vice President of the Company; Options to purchase 95,250 shares of Common Stock were granted to Robert Miller, a Vice President of the Company and Executive Vice President of the North American Division, 78,750 of which have an exercise price of $4.29 per share and expire on June 30, 2001 and 16,500 of which have an exercise price of $4.44 per share and expire on March 11, 2002; Options to purchase 50,000 shares of Common Stock were granted to Martin D. Payson, a Director of the Company, at an exercise price of $4.00 per share and expiring on June 5, 2006; Options to purchase a total of 35,000 shares of Common Stock were granted to Timothy Smith, a Vice President of the Company and Executive Vice President of Production of the North American Division, 25,000 of which have an exercise price of $4.00 per share and expire in June

2001 and 10,000 of which have an exercise price of $4.50 per share and expire in June 2002; Options to purchase 53,050 shares of Common Stock were granted to other executive officers of the Company, of which 26,250 have an exercise price of $2.86 per share and expire on June 30, 1999 ("June 1999 Options"), Options to purchase 15,750 shares have an exercise price of $2.86 per share and expire in 2003 and 2004, 1,050 Options have an exercise price of $5.00 per share and expire on December 31, 2000 ("December 2000 Options"), and Options to purchase 10,000 shares of Common Stock have an exercise price of $4.56 per share and expire in February 2002; Options to purchase 50,000 shares of Common Stock were granted to Bruce H. Lucker, Executive Vice President of the Company's Unapix/Miramar division, all of which have an exercise price of $4.50 per share and expire in June 2007; and Options to purchase a total of 170,425 shares of Common Stock were granted to other employees of the Company, 133,125 of which were June 1999 Options, 13,125 of which were Options which have an exercise price of $3.93 per share and expire on December 31, 1999, 11,550 of which were December 2000 Options, 10,000 of which have an exercise price of $4.375 per share and expire on March 16, 2007 and 2,625 of which have an exercise price of $3.81 per share and expire on September 30, 1997.

     Currently, all of Messrs. Baruc's and Miller's and 33,332 and 18,334 of Messrs. Payson's and Smith's Options, respectively, are exercisable. All of the Options held by the other executive officers of the Company are currently exercisable. None of Mr. Lucker's options are currently exercisable, and such options will not be exercisable until January 2007 unless certain earnings thresholds are achieved during 1998 and 1999. 160,425 of the Options held by other employees are also currently exercisable.

     Of the total Options to purchase 506,225 shares of Common Stock that were granted under the Plan, Options to purchase a total of 80,625 shares have been exercised to date.

     The closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on August 5, 1997, was $4.875.

     The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval at the meeting, increasing the number of shares authorized to be issued upon exercise of Options granted under the Plan from 600,000 to 875,000 shares.

     The approval of the proposal to amend the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock A, voting together as a single class, present in person or represented by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS ADOPTION, APPROVAL AND RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS AT THE MEETING.

                             VOTING ON THE PROPOSALS

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposal to amend the Company's Certificate of Incorporation and the proposal to amend the Plan, abstentions may be specified and will be counted as present for purposes of the item on which the abstention is noted. Accordingly, since the amendment to the Plan requires the approval of a majority of the outstanding voting shares, present in person or represented by proxy at the Meeting and entitled to vote, and the amendment to the Certificate of Incorporation requires a majority of the outstanding voting shares (and a majority of the outstanding shares of common stock voting separately), abstentions will have the effect of a negative vote. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they are not counted for purposes of determining whether the proposal has been approved.

                             PROPOSALS BY STOCKHOLDERS

     Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must be received by the Company at 200 Madison Avenue, New York, New York 10016, Attention David S. Lawi, prior to June 7, 1998.

                               INDEPENDENT AUDITORS

     The Board of Directors has selected Richard A. Eisner & Company, LLP ("Richard Eisner & Co.") as independent auditors for the Company for the year ending December 31, 1997. Richard Eisner & Co. have served as independent auditors for the Company since 1994. The Company has been advised that representatives of Richard Eisner & Co. will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  MISCELLANEOUS

     The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgement on those matters.

     The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram, or by professional proxy solicitors acting on behalf of the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

New York, New York
August _____, 1997

                                    EXHIBIT A

     If the proposal to increase the authorized shares of Common Stock is approved, paragraph Fourth of the Company's Certificate of Incorporation will be amended in its entirety to read as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue is forty-three million (43,000,000), consisting of forty million (40,000,000) shares of common stock and three million (3,000,000) shares of preferred stock, and the par value of each share is $.01. The Board of Directors may authorize the issuance from time to time of the preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution."

                                                                ANNEX A


                              UNAPIX ENTERTAINMENT, INC.

                                1993 Stock Option Plan


SECTION 1.    Purpose; Definitions.

         1.1 PURPOSE. The purpose of the Unapix Entertainment, Inc. (the "Company") 1993 Stock 0ption Plan (the "Plan") is to enable the Company to offer its key employees, officers, directors and consultants whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

         1.2 DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

              (b)  "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

              (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate to administer the
Plan or any portion thereof.   If no Committee is so designated, then all
references in this Plan to "Committee'' shall mean the Board.

              (e) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

              (f) "Company" means Unapix Entertainment, Inc. , a corporation organized under the laws of the State of Delaware.

              (g) "Disability means disability as determined under procedures established by the Committee for purposes of the Plan

              (h)  "Effective Date" means the date set forth in Section 7.

              (i) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange, quoted on the NASDAQ National Market System or quoted on the NASDAQ Small Cap Market, the last sale price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed an a national securities exchange or quoted on the NASDAQ National Market System or NASDAQ Small Cap Market, but is traded in the over-the-counter market, the average of the high bid and low asked prices for the Common Stock on the last preceding day for which such quotations are reported by a service providing such quotations (e.g. , National Quotation Bureau, Inc. ) ; and (iii) if the fair market value of the Common Stock cannot be determined ,pursuant to clause (i) or
(ii) above, such price as the Committee shall determine, in good faith.

              (j) "Family Group Member" shall mean the spouse, sibling or lineal descendant of the Holder or a trust established for any such person.

              (k) "Holder" means a person who has received an award under the Plan.

              (1) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

              (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

              (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

              (o) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424 (e) of the Code.

              (p) "Plan" means the Unapix Entertainment, Inc. 1993 Stock Option Plan, as hereinafter amended from time to time.

              (q) "Stock,' means the Common Stock of the Company, par value $.01 per share.

              (r) "Stock Option" of "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

              (s) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

SECTION 2.    Administration.

         2.1 COMMITTEE MEMBERSHIP. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. It is the intent of the Board that the Plan qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

To that end, unless otherwise determined by the Board, each committee member shall be a disinterested person (i.e., a director who is not, during the one year prior to service as an administrator of the plan, or during such service, granted or awarded equity securities of the Company pursuant to the Plan or any
other plan of the Company or its affiliates   as provided by Rule 16b-3) .

         2.2 POWERS OF COMMITTEE. The Committee shall have full authority, subject to Section 4.1 hereof, to grant Stock Options pursuant to the terms of the Plan. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan).

              (a) to select the officers, key employees, directors and consultants of the Company or any Subsidiary to whom Stock Options may from time to time be granted hereunder;

              (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

              (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

              (d) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Stock;

              (e) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

              (f) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms.


         2.3  INTERPRETATION OF PLAN.

              (a) Committee Authoritv. Subject to Section 6 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto) , and to otherwise supervise the administration of the Plan. Subject to Section 10 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

              (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.


SECTION 3.    Stock Subject to Plan.

         3.1 NUMBER OF SHARES. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 875,000 shares. Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to a Stock Option granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

         3.2 ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number.


SECTION 4.    Eligibility.

         4.1 GENERAL. Awards may be made or granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

         4.2 GRANT OF OPTIONS TO OFFICERS AND DIRECTORS. The granting of options to officers and directors of the Company shall be determined by a committee of two or more directors, of which all members shall be disinterested persons, as described in Section 2.1 hereof.

SECTION 5.    Stock Options.

         5.1. GRANT AND EXERCISE. Stock Options granted under the Plan may be of two types: (i ) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock option. An Incentive Stock Option may only be granted within the ten year period commencing From the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary.

         5.2. TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions:

              (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value of the Stock at the time of grant; provided, however, that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of grant (110%, in the case of 10% Holder) .

              (b)  Option Term.  Subject to the limitations contained in
Section 5.1, the term of each Stock option shall be fixed by the Committee.

              (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by
the Committee.   If the Committee provides, in its discretion, that any Stock
Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

              (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the f form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

              (e) Transferability. No Stock Option shall be transferable by the Holder, otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder; provided however that, notwithstanding anything to the contrary contained herein, the Committee may in its sole discretion allow a Non-Incentive Stock Option to be transferred to a Family Group Member.

              (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

              (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

              (h) Other Termination. Subject to the provisions of Section 8 below and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such are Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of the termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

              (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

              (j) Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

              (k) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

              (l) Holding Period. All shares of Stock received by a Holder upon exercise of an Option granted hereunder shall be non-transferable by the Holder until at least six months has elapsed from the date of the granting of such Option.

SECTION 6.    Amendments and Termination.

    The Board (but not the Committee) may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his consent.

SECTION 7.    Term of Plan.

         7.1 EFFECTIVE DATE. The Plan shall be effective as of April 23, 1993 ("Effective Date") , subject to the approval of the Plan by the stockholders of the Company within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) , but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders. If the Plan shall not be so approved, all awards granted thereunder shall be of no effect and any Stock received by a Holder upon the exercise of an award shall be deemed forfeited and the Holder shall return the Stock to the Company.

         7.2 TERMINATION DATE. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year, period following the Effective Date.

SECTION 8.    General Provisions.

         8.1 WRITTEN AGREEMENTS. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

         8.2 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall (give any such Holder any rights that are greater than those of a general creditor of the Company.

         8.3  EMPLOYEES.

              (a)  ENGAGING IN COMPETITION WITH THE COMPANY.    In the event an
employee Holder terminates his employment with the company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

              (b) TERMINATION FOR CAUSE. The Committee may, in the event an employee is terminated for cause, annul any award granted under this Plan to such employee and in such event the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

              (c) NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

         8.4 INVESTMENT REPRESENTATIONS. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

         8.5 ADDITIONAL INCENTIVE ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

         8.6 WITHHOLDING TAXES. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If Permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

         8.7 GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions)

         8.8 OTHER BENEFIT PLANS. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

         8.9 NON-TRANSFERABILITY. Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

         8.10 APPLICABLE LAWS. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange an which the Stock may be listed.

         8.11 CONFLICTS. If any of the terms or provisions of the Plan conflict with the requirements of with respect to Incentive Stock Options,
Section 4 22A of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Section 422A of the Code. Additionally, if this Plan does not contain any provision required to be included herein under Section 422A of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

         8.12 NON-REGISTERED STOCK. The shares of Stock being distributed under this Plan have not been registered under the Securities Act of 1933, as amended (the "1933 Act") , or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Stock on a national securities exchange.

                                                           PRELIMINARY COPY




                              UNAPIX ENTERTAINMENT, INC.
                                    FORM OF PROXY

          The undersigned hereby appoints HERBERT M. PEARLMAN, DAVID M. FOX and DAVID S. LAWI, and each of them with full power of substitution, proxies to vote all shares of common stock or preferred stock of Unapix Entertainment, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on October 6, 1997 and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

                            (TO BE SIGNED ON REVERSE SIDE)

A     X       Please mark your
   --------   votes as in this
              example.


                                  WITHHOLD
                   FOR            AUTHORITY     NOMINEES:   Lawrence Bishop
                                                            Walter M. Craig, Jr.

1.  ELECTION of    -----          ----------

     all nominees
     as directors
     until their
     successors shall be duly elected.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY
SPECIFIC NOMINEE(S), PRINT NAME(S) BELOW

----------------------------------------


                                       FOR          AGAINST         ABSTAIN

2.  PROPOSAL to amend the Company's
    Certificate of Incorporation to   ----          --------        ---------
    increase the authorized common
    stock.


                                       FOR           AGAINST        ABSTAIN

3.  PROPOSAL to approve, adopt and
    ratify an amendment to the          ----         --------       ---------
    Company's 1993 Stock Option
    Plan.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.  IF THE UNDERSIGNED FAILS TO SPECIFY HOW THE
PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION
OF THE NOMINEES AND FOR THE PROPOSALS.

                         L.S.)                        (L.S.)  Date          1997
------------------------      ------------------------            ---------
SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER


Note: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).


                                         2